Report of Independent Auditors







The  Board  of  Directors  and  Stockholders
Triangle  Plastics,  Inc.


We have audited the accompanying consolidated balance sheets of Triangle Plastics, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Triangle Plastics, Inc. for the year ended December 31, 1996, were audited by other auditors whose report dated January 17, 1997, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1998 and 1997 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Triangle Plastics, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                            /s/Ernst & Young LLP

Des Moines, Iowa
January 29, 1999, except for
 Note 9, as to which the date
 is April 25, 1999

                               ARTHUR ANDERSEN LLP



                    Report of Independent Public Accountants







The  Board  of  Directors  and
Stockholders  of  Triangle  Plastics,  Inc.:


We have audited the accompanying statements of operations, stockholders' investment and cash flows of Triangle Plastics, Inc. (an Iowa S Corporation) for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, Triangle Plastics, Inc.'s results of operations and cash flows for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                          /s/ARTHUR ANDERSEN LLP

Milwaukee  Wisconsin
January  17,  1997



                             Triangle Plastics, Inc.

                           Consolidated Balance Sheets





                                                                December 31
                                                             1998          1997
                                                     -------------  ------------
Assets
Current assets:
Cash and cash equivalents                            $    440,037   $     7,036
Accounts receivable, less allowance for doubtful
accounts of $45,000 in 1998 and $50,000 in 1997        17,023,271     9,609,339
Inventories                                            12,975,464     8,151,744
Other receivable                                          857,443     1,587,000
Other current assets                                      585,233       114,312
                                                     -------------  ------------
Total current assets                                   31,881,448    19,469,431

Property, plant and equipment:
Land, building and improvements                         8,314,592     2,960,187
Office equipment                                        1,946,689     1,374,455
Machinery and equipment                                25,621,023    10,841,751
Construction in progress                                  902,343             -
                                                     -------------  ------------
                                                       36,784,647    15,176,393
Less allowances for depreciation                       (9,074,814)   (5,164,514)
                                                     -------------  ------------
                                                       27,709,833    10,011,879
Intangibles:
Non-compete agreements, less accumulated
amortization of $450,000 in 1998 and $225,000
in 1997                                                   425,000       650,000
Goodwill, less accumulated amortization of $139,370
in 1998 and $38,952 in 1997                             1,986,328     1,627,786
Other                                                       9,867             -
                                                     -------------  ------------
                                                        2,421,195     2,277,786
                                                     -------------  ------------
Total assets                                         $ 62,012,476   $31,759,096
                                                     =============  ============



                                                                   December 31
                                                                1998          1997
                                                        -------------  ------------
Liabilities and stockholders' equity
Current liabilities:
Notes payable                                           $ 18,956,325   $ 3,462,500
Accounts payable                                           5,281,784     4,836,434
Accrued liabilities                                        4,199,364     3,709,626
Current portion of long-term debt                          7,538,490     3,027,425
                                                        -------------  ------------
Total current liabilities                                 35,975,963    15,035,985

Long-term debt, less current portion                      23,358,261    12,530,211

Non-compete agreements                                       425,000       600,000

Commitments and contingencies (Notes 5 and 9)

Stockholders' equity:
Common stock, par value $.02 per share - authorized
   25,000,000 shares, issued 1,032,000 shares in 1998
   and 1997, outstanding 302,000 shares in 1998 and
   1997                                                       20,640        20,640
Additional paid-in capital                                   196,120       196,120
Retained earnings                                          3,709,813     5,049,461
Treasury stock, at cost                                   (1,673,321)   (1,673,321)
                                                        -------------  ------------
Total stockholders' equity                                 2,253,252     3,592,900


                                                        -------------  ------------
Total liabilities and stockholders' equity              $ 62,012,476   $31,759,096
                                                        =============  ============



See  accompanying  notes.



                                Triangle Plastics, Inc.

                           Consolidated Statements of Income






                                              Year ended December 31
                                           1998          1997          1996
                                  --------------  ------------  ------------

Net sales                         $ 114,054,737   $73,377,734   $55,288,956
Cost of sales                        87,040,141    57,627,751    40,948,093
                                  --------------  ------------  ------------
Gross profit                         27,014,596    15,749,983    14,340,863

Operating expenses                   17,982,574    11,282,710     9,918,024
                                  --------------  ------------  ------------
Income from operations                9,032,022     4,467,273     4,422,839

Other income (expense):
Interest expense                     (3,986,418)   (1,629,603)   (1,374,945)
Interest income                          11,723         1,357        14,729
Non-operating income, net             1,058,914       624,611       150,470
                                  --------------  ------------  ------------
Income before state income taxes      6,116,241     3,463,638     3,213,093

State and foreign income taxes           36,027        26,671        21,200
                                  --------------  ------------  ------------
Net income                        $   6,080,214   $ 3,436,967   $ 3,191,893
                                  ==============  ============  ============




See  accompanying  notes.



                                 Triangle Plastics, Inc.

                Consolidated Statements of Changes in Stockholders' Equity





                                 Additional                 Treasury      Total
                        Common   Paid-in      Retained      Stock,        Stockholders'
                        Stock    Capital      Earnings      at Cost       Equity
                        -------  -----------  ------------  ------------  ---------------

Balance at January 1,
     1996               $20,600  $   114,900  $ 5,058,238   $(1,063,959)  $    4,129,779
Dividends and
     distributions to
     stockholders             -            -   (3,636,389)            -       (3,636,389)
Purchase of 15,000
     shares of common
     stock pursuant to
     stock option             -            -            -      (609,362)        (609,362)
Net income for 1996           -            -    3,191,893             -        3,191,893
                        -------  -----------  ------------  ------------  ---------------
Balance at December
     31, 1996            20,600      114,900    4,613,742    (1,673,321)       3,075,921
Dividends and
     distributions to
     stockholders             -            -   (3,001,248)            -       (3,001,248)
Issuance of 2,000
     shares of common
     stock pursuant to
     stock option            40       81,220            -             -           81,260
Net income for 1997           -            -    3,436,967             -        3,436,967
                        -------  -----------  ------------  ------------  ---------------
Balance at December
     31, 1997            20,640      196,120    5,049,461    (1,673,321)       3,592,900
Dividends and
     distributions to
     stockholders             -            -   (7,419,862)            -       (7,419,862)
Net income for 1998           -            -    6,080,214             -        6,080,214
                        -------  -----------  ------------  ------------  ---------------
Balance at December
     31, 1998           $20,640  $   196,120  $ 3,709,813   $(1,673,321)  $    2,253,252
                        =======  ===========  ============  ============  ===============




See  accompanying  notes.


                                              Triangle Plastics, Inc.

                                       Consolidated Statements of Cash Flows





                                                                           Year ended December 31
                                                                       1998           1997           1996
                                                            ----------------  -------------  -------------
Operating activities
Net income for year                                         $     6,080,214   $  3,436,967   $  3,191,893
Adjustments to reconcile net income to net cash provided
   by operating activities:
Share of losses of limited liability company                              -              -         47,452
Depreciation and amortization                                     4,439,263      1,527,404      1,290,599
Gain on sale of property, plant and equipment                       (83,400)      (607,120)      (214,548)
Payments pursuant to non-compete agreements                        (175,000)      (175,000)      (100,000)
Changes in operating assets and liabilities:
Accounts receivable                                              (4,097,328)    (2,064,870)       (17,522)
Other receivables                                                 1,110,333              -              -
Inventories                                                         108,281     (1,749,086)        81,202
Other current assets                                                  2,913         79,737        (48,297)
Accounts payable                                                 (1,723,480)     2,303,575     (1,375,235)
Accrued liabilities                                                (556,800)     2,347,796     (1,056,697)
                                                            ----------------  -------------  -------------
Net cash provided by operating activities                         5,104,996      5,099,403      1,798,847

Investing activities
Purchases of property, plant and equipment                       (3,050,531)    (2,165,940)      (506,086)
Proceeds from sale of property, plant and equipment                 179,104        138,775        390,105
Acquisition of TriEnda Corporation, net of cash acquired         (8,116,818)             -              -
Acquisitions of Solar Plastics, Inc. and Bigelow Packaging
     Division                                                      (202,312)    (4,461,336)             -
                                                            ----------------  -------------  -------------
Net cash used in investing activities                           (11,190,557)    (6,488,501)      (115,981)

Financing activities
Proceeds from notes payable                                      47,753,625     38,590,500     17,779,200
Repayments of notes payable                                     (37,859,800)   (36,061,900)   (18,915,202)
Proceeds from issuance of long-term debt                         18,223,862      7,640,655      5,909,458
Payments for long-term debt                                     (14,179,263)    (5,860,164)    (2,212,550)
Dividends and distributions to stockholders                      (7,419,862)    (3,001,248)    (3,636,389)
Issuance of common stock                                                  -         81,260              -
Purchase of common stock for treasury                                     -              -       (609,362)
                                                            ----------------  -------------  -------------
Net cash provided by (used in) financing activities               6,518,562      1,389,103     (1,684,845)
                                                            ----------------  -------------  -------------
Net increase (decrease) in cash and cash equivalents                433,001              5         (1,979)

Cash and cash equivalents at beginning of year                        7,036          7,031          9,010
                                                            ----------------  -------------  -------------
Cash and cash equivalents at end of year                    $       440,037   $      7,036   $      7,031
                                                            ================  =============  =============

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest                                                    $     3,176,435   $  1,623,383   $  1,327,520
State and foreign income taxes                                       36,616         17,614         26,635
Noncash investing and financing activities:
Issuance of other receivable for sale of extrusion
     equipment                                                            -      1,587,000              -
Non-compete agreement in conjunction with Solar
    Plastics, Inc. acquisition                                            -        375,000              -
Long-term debt issued to sellers in connection with
     acquisition of TriEnda Corporation                           9,020,844              -              -
Noncash consideration (inventory) paid for acquisition of
     Bigelow Packaging Division                                     236,662              -              -


See  accompanying  notes.

                             Triangle Plastics, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1998




1.  Significant  Accounting  Policies

Nature  of  Business

Triangle Plastics, Inc. (Triangle) and its wholly-owned subsidiary, TriEnda Corporation (TriEnda, see Note 2) are engaged in extruding and thermoforming various plastic products for the U. S. government and the transportation, agricultural and recreational industries throughout North America.

Principles  of  Consolidation

The consolidated financial statements include the accounts of the parent company, Triangle, and its wholly-owned subsidiary, TriEnda, collectively, the "Company". Significant intercompany accounts and transactions have been eliminated in consolidation.

Use  of  Estimates  in  the  Preparation  of  Financial  Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts  Receivable  and  Concentrations  of  Credit  Risk

The Company's customer base is tied to the transportation, agricultural and recreational industries and, as such, may be affected by cyclical trends in those industries. The credit risk associated with trade receivables is minimized due to the Company's large customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers, generally does not require collateral, and maintains allowances for potential credit losses. In 1998, 1997 and 1996, the Company's sales are concentrated among eight customers that make up 60%, 52% and 61% of total sales, respectively. In addition, of these amounts, four customers comprised more than 10% of net sales in either
1998,  1997  or  1996  as  follows:


                                                  Year ended December 31
                                              1998        1997        1996
                                          ------------------------------------
Customer A - Trucking Industry            $ 15,190,000  $9,775,000  $5,237,000
Customer B - Packaging/Delivery Industry    12,251,000           -           -
Customer C - Trucking Industry              10,096,000   7,323,000   5,762,000
Customer D - Automotive Industry             5,109,000   6,722,000   5,641,000

                             Triangle Plastics, Inc.

1.  Significant  Accounting  Policies  (continued)

Inventories

Inventories are stated at the lower of cost using the last-in, first-out (LIFO) method of accounting, or market.


The  components  of  inventories  are  as  follows:


                                                 December 31
                                               1998        1997
                                       ------------  -----------
At current costs:
Raw materials                          $  4,565,075  $4,055,668
Work-in-progress                          2,648,821   1,491,280
Finished goods                            5,761,568   2,803,174
                                       ------------  -----------
Current cost                             12,975,464   8,350,122

Excess of current cost over LIFO cost             -    (198,378)
                                       ------------  -----------
                                       $ 12,975,464  $8,151,744
                                       ============  ===========



During 1998, raw material prices decreased substantially, which resulted in an excess of LIFO cost over current cost at December 31, 1998 aggregating $886,000. The Company has established a matching valuation allowance against this excess amount so as to state the inventory at market.

Property,  Plant  and  Equipment

Property, plant and equipment are stated at cost, less allowances for depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the assets, generally 10-40 years for building and improvements, 3-7 years for machinery and equipment, and 3-7 years for office equipment.

Intangibles

The non-compete agreements are being amortized on a straight-line basis over the period of the related agreements (five years). Goodwill represents the excess of purchase price over the fair value of identifiable net assets acquired of two companies. Goodwill is amortized on a straight-line basis over a period of 15 - 25 years. The carrying amount of goodwill is regularly reviewed for indicators of impairment, which in the view of management are other than temporary. If facts and circumstances suggest that goodwill is impaired, the Company reduces goodwill to an amount that results in the carrying amount of the underlying business approximating fair value. The Company has not recorded any such writedowns during the periods presented.

                             Triangle Plastics, Inc.

1.  Significant  Accounting  Policies  (continued)

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Other  Income

The Company receives royalty income related to patents owned by TriEnda. The patents are scheduled to expire in 2001. Royalty income received during the year ended December 31, 1998 totaled approximately $732,000, of which approximately $480,000 is in other receivables at December 31, 1998. No royalty income was recorded by the Company in 1997 or 1996 (see Notes 2 and 5).

Research  and  Development  Costs

The Company's research and development costs incurred and charged to expense during the years ended December 31, 1998, 1997 and 1996 totaled $5,557,839, $1,737,232 and $1,049,671, respectively.

Tax  Status

The Company and its stockholders have elected to be treated as an S Corporation under the provisions of the Internal Revenue Code for periods beginning after December 1986. The Company's taxable income is included in the individual tax returns of its stockholders for federal and, when allowed, state income tax purposes. No tax provision for federal income taxes is included in the financial statements. However, a provision for income taxes in states which do not recognize S Corporation status is provided. In the event the S Corporation election is terminated, any liability or benefit for deferred income taxes would be reflected in the Company's financial statements.

Reclassifications

Certain amounts in the 1996 financial statements have been reclassified to conform to presentation in the 1998 and 1997 financial statements. The reclassifications have no effect on net income for 1996.

2.  Acquisitions

TriEnda  Corporation  Acquisition

In January 1998, Triangle purchased all of the outstanding common stock of TriEnda of Portage, Wisconsin for $17,220,844. The transaction was accounted for as a purchase. In addition, Triangle has agreed to pay the former owners of TriEnda 50% of the fair value (as determined by an arms-length sale or a business appraisal) of TriEnda in excess of twice the purchase price as of January 1, 2000. Such amounts, if any, payable under this provision are not yet determinable.

                             Triangle Plastics, Inc.

2.  Acquisitions  (continued)

Under the terms of the agreement, $8,200,000 of the purchase price was paid at closing, with the remaining amount due in two equal annual installments, in January of 1999 and 2000, plus interest at rates adjusted annually (see Note 3). In connection with the agreement, Triangle transferred certain lines of manufacturing to TriEnda. The purchase price was allocated based on fair value as follows:

Cash and cash equivalents      $    83,182
Accounts receivable              3,316,604
Other receivables                  380,776
Inventories                      5,167,150
Other current assets               485,845
Property, plant and equipment   18,855,554
Other intangibles                   11,854
Notes payable                   (5,600,000)
Accounts payable                (2,159,911)
Accrued liabilities             (1,046,538)
Long-term debt                  (2,273,672)
                               ------------
                               $17,220,844
                               ============



Solar  Plastics,  Inc.  Acquisition

Effective January 1, 1997, Triangle purchased certain assets of Solar Plastics, Inc. of Tampa, Florida (Solar) for cash in the amount of $2,761,336. The acquisition has been accounted for as a purchase and the operating results of Solar have been included in the statement of income since the date of acquisition. The purchase price has been allocated based on fair value as follows:



Accounts receivable                  $  871,108
Inventories                             452,000
Other current assets                     31,242
Equipment                               817,950
Goodwill                                589,036
Covenant not to compete (asset)         375,000
Covenant not to compete (liability)    (375,000)
                                     -----------
                                     $2,761,336
                                     ===========



In connection with the Solar purchase, Triangle entered into a non-compete/consulting agreement with Solar's President and Chief Executive Officer. The agreement requires quarterly payments of $25,000 through December 31, 2001 (see Note 7).

                             Triangle Plastics, Inc.

2.  Acquisitions  (continued)

Bigelow  Packaging  Division  Acquisition

On December 19, 1997, Triangle purchased certain assets of the Bigelow Packaging Division of Fieldcrest Cannon, Inc. (Bigelow) for cash in the amount of $1,700,000, subject to certain post-closing adjustments. Subsequent to December 31, 1997, the Company paid $202,312 in consideration for the post-closing adjustments. In addition, the Company wrote off Triangle inventory which was required to be maintained (per the Bigelow Manufacturing agreement) of $236,662, net of regrind value, representing inventory on-hand at the purchase date which was obsolete at the time of purchase. The acquisition has been accounted for as a purchase and the operating results of Bigelow included in the statement of income since the date of acquisition. The purchase price has been allocated based on fair value as follows:


                       Allocation as of
                         December 31       Subsequent       Final
                            1997           Adjustments    Allocation
                      ------------------  -------------  ------------

Accounts receivable   $         617,132   $          -   $   617,132
Inventories                     119,959          1,513       121,472
Other current assets             12,011        (12,011)            -
Equipment                        21,069           (569)       20,500
Goodwill                      1,077,702        458,960     1,536,662
Accounts payable               (147,873)        (8,919)     (156,792)
                      ------------------  -------------  ------------
                      $       1,700,000   $    438,974   $ 2,138,974
                      ==================  =============  ============

                             Triangle Plastics, Inc.

3.  Credit  Arrangements


Notes  payable  consist  of  the  following:


                                                                      December 31
                                                                    1998        1997
                                                            ------------  ----------
Line of credit payable to Union Planters Bank, formerly
     Magna Bank, N.A., maximum borrowing of
     $25,000,000; expires in June, 1999; variable interest
     rate (6.75% at December 31, 1998); secured by real
     property, a general security agreement covering
     substantially all assets, and a personal guarantee by
     the majority stockholder.                              $ 18,655,025  $        -
Line of credit payable to Union Planters Bank;
     maximum borrowing of $11,000,000; expired in
     May, 1998; variable interest rate (8.50% at
     December 31, 1997); secured by a general security
     agreement covering substantially all assets.                      -   3,058,000
Unsecured notes with related parties; due on demand at
     variable interest rates (7.75% and 8.50% at
     December 31, 1998 and 1997, respectively).                  301,300     404,500
                                                            ------------  ----------
                                                            $ 18,956,325  $3,462,500
                                                            ============  ==========




Long-term  debt  consists  of  the  following:


                                                                      December 31
                                                                    1998        1997
                                                            ------------  ----------
Unsecured notes payable to majority stockholder;
     interest payable monthly at variable rates (7.75% and
     8.50% at December 31, 1998 and 1997, respectively);
     notes are subordinated to the bank debt and due on
     demand; however, stockholder has agreed not to
     demand payment during the next year.                   $  6,000,000  $6,300,000
Term loan payable to Union Planters Bank, 8.00%;
     payable in monthly principal installments of
     $157,262 plus interest with final payment due
     October, 2001; secured by real property, a general
     security agreement covering substantially all assets
     and a personal guaranty by the majority shareholder.     12,809,338           -
Term loan payable to Union Planters Bank, 8.50%;
     agreement refinanced during 1998.                                 -   4,231,643
Note payable to Union Planters Bank, 8.50%; agreement
     refinanced during 1998.                                           -   2,393,617

                             Triangle Plastics, Inc.



3.  Credit  Arrangements  (continued)


                                                                      December 31
                                                                   1998          1997
                                                           -------------  ------------
Term loan payable to former owners of TriEnda; interest
     rates adjusted annually (8.50% at December 31,
     1998); payable in two equal annual installments in
     January of 1999 and 2000 plus interest; secured by a
     stock pledge agreement.                               $  9,020,844   $         -
Mortgage payable to South Trust Bank; 7.60%; payable
     in monthly principal and interest installments of
     $10,799 with final payment due June 2004;
     collateralized by certain land, buildings and land
     improvements; guaranteed by majority stockholder of
     the Company.                                             1,203,295     1,237,707
Term loan payable, assumed in acquisition, to a former
     owner of TriEnda; 8.00%; payable in semiannual
     principal installments of $383,750 plus interest
     payable monthly with final payment due September,
     1999; secured by a stock pledge agreement.                 767,500             -
Term loan payable to Union Planters Bank; 8.50%, with
     final payment in October 1998.                                   -       709,677
Term loans payable to Wisconsin Power and Light;
     3.00%; payable in various monthly principal and
     interest installments totaling $15,183 with final
     payments due December, 2002; secured by specified
     machinery and equipment.                                   576,414             -
Unsecured note payable to a former officer of the
     Company; variable interest rate at 2% under prime
 (6.50% at December 31, 1998 and 1997); payable in
     quarterly principal installments of $12,187 plus
     interest, with final payment due December 2005.            341,243       389,992
Term loan payable to South Trust Bank; 7.60%; payable
     in monthly principal installments of $9,833 plus
     interest, with final payment due June 2000;
     collateralized by a general security agreement
     covering substantially all assets; guaranteed by
     majority stockholder of the Company.                       178,117       295,000
                                                           -------------  ------------
                                                             30,896,751    15,557,636
Less current portion                                         (7,538,490)   (3,027,425)
                                                           -------------  ------------
                                                           $ 23,358,261   $12,530,211
                                                           =============  ============

                             Triangle Plastics, Inc.

3.  Credit  Arrangements  (continued)

The Company paid interest to its majority stockholder and other related parties totaling $1,471,492, $572,724 and $509,142 during the years ended December 31, 1998, 1997 and 1996, respectively. Included in accrued expenses at December 31, 1998 is $771,888 of interest payable to former owners. There was no accrued interest to a related party at December 31, 1997.

Certain of the above credit arrangements contain various restrictive covenants including, among others, the maintenance of certain financial ratios, tangible net worth, as defined and including subordinated stockholder debt, of not less than $2,200,000 and certain working capital requirements. The Company was in violation of its working capital and debt service ratios at December 31, 1998. The Company has obtained a waiver of these covenants through January 1, 2000.

The annual maturities of long-term debt during the next five years and thereafter are as follows:



  Year ending December 31:
     1999                                                            $ 7,538,490
     2000                                                              6,721,310
     2001                                                              9,307,267
     2002                                                                157,757
     2003                                                                102,221
     Thereafter, through December 2005                                 1,069,706
     Maturities not scheduled (unsecured notes payable to majority
     stockholder)                                                      6,000,000
                                                                     -----------
                                                                     $30,896,751
                                                                     ===========




4.  Stockholders'  Agreement

Under the terms of an agreement with its minority stockholders, the Company is required to purchase the shares of a minority stockholder upon their death or in the event a minority stockholder desires to sell his or her interest as a stockholder. Under the agreement, the Company is required to pay stockholders 20% of the purchase price (determined by management of the Company) at the time of purchase with the balance paid over a ten-year period.

                             Triangle Plastics, Inc.

5.  Commitments  and  Contingencies

The Company has various operating leases for buildings and equipment. Rent expense under these leases, including lease payments to related parties, in 1998, 1997 and 1996 was $913,019, $856,480 and $504,452, respectively.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1998, for each of the following years are as follows:



Year ending December 31:
1999                      $  760,026
2000                         553,442
2001                         425,394
2002                           8,147
                          ----------
                          $1,747,009
                          ==========



Certain of the leases described above relate to buildings the Company leases from The Blin Corporation, owned by James L. Blin, the majority stockholder of the Company, and his relatives. Total payments under these agreements were $468,000 for each of the years ended December 31, 1998 and 1997 and were $414,000 for the year ended December 31, 1996.

The Company has been named a defendant in a lawsuit with respect to a royalty agreement, whereby the licensee believes the Company is obliged to extend a paid-up royalty-free license to the plaintiff. The plaintiff alleges damages in excess of $500,000. In addition, at December 31, 1998, the Company has a receivable of approximately $480,000 recorded in its consolidated balance sheet from this licensee. The Company is prepared to vigorously defend the action and pursue collection of its receivable; however, collection of the receivable is dependent upon the ultimate outcome of the lawsuit.

The Company is involved in various other pending or threatened legal proceedings arising from the normal course of its business operations. In management's opinion, these proceedings will be ultimately resolved without materially affecting the financial condition of the Company.


6.  Retirement  Plans

Triangle has a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code covering all employees represented for collective bargaining purposes by a bargaining unit. Under this plan, Triangle provides a matching contribution equal to 50% of each participant's contribution up to a maximum of 2% of their salary. Triangle also has a 401(k) and profit sharing plan covering employees not represented for collective bargaining purposes. Under this plan, Triangle matches 50% of each participant's contribution up to a maximum of 2% of their salary.

                             Triangle Plastics, Inc.

6.  Retirement  Plans  (continued)

TriEnda also has a defined contribution plan under the provisions of Section 401(k) of the Internal Revenue Code covering substantially all employees. Under this plan, TriEnda provides a matching contribution equal to 50% of each participant's contribution up to a maximum of $250.

Additional contributions to these plans are at the discretion of the Company's Board of Directors. During the years ended December 31, 1998, 1997 and 1996, Company contributions to the plans were approximately $439,000, $385,000 and $365,000, respectively.


7.  Non-Compete  Agreements

On March 1, 1996, the Company entered into a five year non-compete agreement with a former officer and stockholder of the Company. The agreement requires 60 monthly payments of $8,333 beginning retroactively to January 1, 1996.

In January 1997, as discussed in Note 2, another non-compete agreement was entered into in conjunction with the Solar Plastics, Inc. acquisition. In that regard, the Company will treat quarterly payments of $18,750 as related to the non-compete portion of the non-compete/consulting agreement, with the remainder related to the consulting portion that will be expensed as incurred.


8.  Disposal  of  Certain  Assets

Disposal  of  Extrusion  Equipment

In December 1997, Triangle disposed of extrusion equipment at its Oelwein plant in anticipation of the acquisition of TriEnda, whose primary business consists of the manufacture of plastics through the extrusion process. The extrusion equipment was sold for $1,587,000, resulting in a gain of $518,218, which has been classified as non-operating income in the 1997 statement of income. The entire amount of $1,587,000 was recorded as an other receivable at December 31, 1997 and was collected in 1998.

Disposal  of  Buchanan  Aviation,  L.C.

Prior to December 31, 1996, the Company had a 45% interest in a limited liability company, Buchanan Aviation, L.C. (Buchanan), that was accounted for using the equity method. As such, the Company included 45% of Buchanan's losses of $47,452 for the year ended December 31, 1996, in operating expenses in the statements of operations. During the year ended December 31, 1996, the Company purchased $119,423 of flight services from Buchanan.

                             Triangle Plastics, Inc.

8.  Disposal  of  Certain  Assets  (continued)

Effective December 31, 1996, Buchanan was dissolved and the related aircraft sold at a loss of $114,000. The Company recorded their 45% share of this loss in non-operating income (expense). The Company has recorded its 45% share of Buchanan's remaining net worth of $73,991 on December 31, 1996 in other current assets in the accompanying 1996 balance sheet. The Company received cash of substantially this amount during the year ended December 31, 1997.

9.  Subsequent  Event

Effective April 25, 1999, Alltrista Corporation acquired substantially all of the consolidated net assets of Triangle Plastics, Inc. and its TriEnda subsidiary ("Triangle Plastics") for $148.0 million in cash.

10.  Impact  of  Year  2000  (Unaudited)

Some of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total Year 2000 project cost is expensed as incurred and is considered immaterial to the consolidated financial statements of the Company.

                             Triangle Plastics, Inc.

10.  Impact  of  Year  2000  (Unaudited)  (continued)

The project is estimated to be completed not later than September 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company. Residual testing will continue through 1999 and into 2000 to ensure subsequent changes do not cause Year 2000 problems.

The Company has initiated formal communications with its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. There is no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.




                             Triangle Plastics, Inc.
                 Unaudited Condensed Consolidated Balance Sheets


                                             March 31,      December 31,
                                                1999            1998
                                             -------------  --------------
Assets
Current assets:
     Cash and cash equivalents               $      2,300   $     440,037
     Accounts receivable, net                  19,120,452      17,023,271
     Inventories                               13,421,377      12,975,464
     Other current assets                         774,422       1,442,676
                                             -------------  --------------
Total current assets                           33,318,551      31,881,448
                                             -------------  --------------

Property, plant and equipment, at cost         38,266,430      36,784,647
Accumulated depreciation                      (11,353,094)     (9,074,814)
                                             -------------  --------------
                                               26,913,336      27,709,833

Goodwill, net                                   1,961,225       1,986,328
Other intangibles                                 633,764         434,867
                                             -------------  --------------
Total assets                                 $ 62,826,876   $  62,012,476
                                             =============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
     Notes payable                           $ 23,240,000   $  18,956,325
     Accounts payable                           7,217,072       5,281,784
     Accrued liabilities                        2,646,382       4,199,364
     Current portion of long-term debt          7,107,097       7,538,490
                                             -------------  --------------
Total current liabilities                      40,210,551      35,975,963
                                             -------------  --------------

Long-term debt, less current portion           19,581,980      23,358,261
Non-compete agreements                            381,251         425,000

Commitments and Contingencies (see Note 3)

Stockholders' equity:
     Common stock                                  20,640          20,640
     Additional paid-in capital                   196,120         196,120
     Retained earnings                          4,109,655       3,709,813
     Treasury stock, at cost                   (1,673,321)     (1,673,321)
                                             -------------  --------------
Total stockholders' equity                      2,653,094       2,253,252
                                             -------------  --------------
Total liabilities and stockholders' equity   $ 62,826,876   $  62,012,476
                                             =============  ==============



See accompanying notes to unaudited condensed consolidated financial statements.



                             Triangle Plastics, Inc.
              Unaudited Condensed Consolidated Statements of Income


                                  Three Months Ended March 31,
                                       1999         1998
                                  ------------  -----------
Net sales                         $ 29,607,897  $25,608,781
Cost of sales                       23,676,681   19,347,584
                                  ------------  -----------
Gross Profit                         5,931,216    6,261,197

Operating expenses                   3,191,901    3,596,986
                                  ------------  -----------
Income from operations               2,739,315    2,664,211

Interest expense                       900,840      986,786
                                  ------------  -----------
Income before state income taxes     1,838,475    1,677,425

State and foreign income taxes               -            -
Net income                        $  1,838,475  $ 1,677,425
                                  ============  ===========




See accompanying notes to unaudited condensed consolidated financial statements.



                                 Triangle Plastics, Inc.
                Unaudited Condensed Consolidated Statements of Cash Flows


                                                                    Three Months
                                                                   Ended March 31,
                                                          -------------------------------
                                                                   1999          1998
                                                          -----------------  ------------
Operating activities
Net income                                                $      1,838,475   $ 1,677,425
Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                               1,000,663     1,040,444
     Gain on sale of property, plant and equipment                 (18,214)       (2,996)
     Changes in operating assets and liabilities:
          Accounts receivable                                   (1,239,738)   (1,614,664)
          Inventories                                             (445,913)     (850,458)
          Other current assets                                    (202,134)      (76,545)
          Accounts payable                                       1,935,290      (661,918)
          Accrued liabilities                                   (1,552,984)   (2,246,467)
                                                          -----------------  ------------
Net cash provided by (used in) operating activities              1,315,445    (2,735,179)

Investing activities
Purchases of property, plant and equipment                        (410,548)     (327,364)
Proceeds from the sale of property, plant and equipment             20,000        33,367
Acquisition of TriEnda Corporation, net of cash acquired                 -    (8,116,818)
Acquisition of Bigelow Packaging Division                                -      (202,312)
                                                          -----------------  ------------
Net cash used in investing activities                             (390,548)   (8,613,127)

Financing activities
Proceeds from notes payable                                     11,594,245    13,881,092
Repayments of notes payable                                     (7,310,570)   (8,566,000)
Proceeds from issuance of long-term debt                         1,700,000     9,800,000
Payments for long-term debt                                     (5,907,676)   (1,652,233)
Dividends and distributions to stockholders                     (1,438,633)   (2,107,576)
                                                          -----------------  ------------
Net cash (used in) provided by financing activities             (1,362,634)   11,355,283
                                                          -----------------  ------------
Net (decrease) increase in cash and cash equivalents              (437,737)        6,977

Cash and cash equivalents, beginning of period                     440,037         7,036
                                                          -----------------  ------------
Cash and cash equivalents, end of period                  $          2,300   $    14,013
                                                          =================  ============



See  accompanying  notes  to  unaudited  condensed  consolidated  financial  statements.

                             Triangle Plastics, Inc.
         Notes to Unaudited Condensed Consolidated Financial Statements


1.     Presentation  of  Condensed  Consolidated  Financial  Statements

Certain information and footnote disclosures, including significant accounting policies normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. In the opinion of management, the accompanying condensed financial statements include all adjustments necessary for a fair presentation of the results for the interim periods presented. Results of operations for the periods shown are not necessarily indicative of results for the year. The accompanying unaudited condensed financial statements should be read in conjunction with the latest annual Consolidated Financial Statements and Notes to Consolidated Financial Statements of Triangle Plastics, Inc. (the "Company").

2.     Inventories

Inventories are stated at the lower of cost using the last in, first out (LIFO) method of accounting, or market.


The  components  of  inventories  are  as  follows:


                   March 31,    December 31,
                     1999           1998
                   -----------  -------------
At current costs:
Raw Materials      $ 4,630,307  $   4,565,075
Work-in-progress     2,853,546      2,648,821
Finished goods       5,937,524      5,761,568
                   -----------  -------------
                   $13,421,377  $  12,975,464
                   ===========  =============


3.     Commitments  and  Contingencies

The Company has been named a defendant in a lawsuit with respect to a royalty agreement, whereby the licensee believes the Company is obligated to extend a paid-up royalty-free license to the plaintiff. The plaintiff alleges damages in excess of $500,000. In addition, at March 31, 1999, the Company has a receivable of approximately $558,209 recorded in its consolidated balance sheet from this licensee. The Company is prepared to vigorously defend the action and pursue collection of its receivable; however, collection of the receivable is dependent upon the ultimate outcome of the lawsuit.

The Company is involved in various other pending or threatened legal proceedings arising from the normal course of its business operations. In management's opinion, these proceedings will be ultimately resolved without materially affecting the financial condition of the Company.


4.     Subsequent  Event

Effective April 25, 1999, Alltrista Corporation acquired substantially all of the consolidated net assets of Triangle Plastics, Inc. and its TriEnda subsidiary ("Triangle Plastics") for $148.0 million in cash.

                             Triangle Plastics, Inc.
   Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

5.     Impact  of  Year  2000

Some of the Company's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The total Year 2000 project cost is expensed as incurred and is considered immaterial to the consolidated financial statements of the Company.

The project is estimated to be completed no later than September 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company. Residual testing will continue through 1999 and into 2000 to ensure subsequent changes do not cause Year 2000 problems.

The Company has initiated formal communications with its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. There is no guarantee that the systems of other companies on which the Company's systems rely will be timely converted and would not have an adverse effect on the Company's systems.

The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.